UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2005

(Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer Identification No.)
incorporation)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 689-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1 KeyCorp Second Deferred Compensation Plan effective as of January 1, 2005.
EX-10.2 KeyCorp Automatic Deferral Plan effective as of January 1, 2005.
EX-10.3 KeyCorp Commissioned Deferred Compensation Plan effective as of January 1, 2005.
EX-10.4 KeyCorp Deferred Bonus Plan effective as of January 1, 2005.
EX-10.5 McDonald Financial Group Deferral Plan effective as of January 1, 2005
EX-10.6 KeyCorp Second Director Deferred Compensation Plan effective as of January 1, 2005.
EX-10.7 KeyCorp Second Excess 401(k) Savings Plan effective as of January 1, 2005.
EX-10.8 KeyCorp Second Excess Cash Balance Pension Plan effective as of January 1, 2005.

Section 1 — Registrant’s Business and Operations
Item 1.01   Entry into a Material Definitive Agreement
          On December 21, 2005, the KeyCorp Second Deferred Compensation Plan, the KeyCorp Automatic Deferral Plan, the KeyCorp Commissioned Deferred Compensation Plan, the KeyCorp Deferred Bonus Plan, the McDonald Financial Group Deferral Plan, the KeyCorp Second Director Deferred Compensation Plan, the KeyCorp Second Excess 401(k) Savings Plan and the KeyCorp Second Excess Cash Balance Pension Plan were each amended and restated (retroactively) effective as of January 1, 2005, to clarify certain plan provisions and to make changes necessary to bring such plans into conformity with the requirements of the American Jobs Creation Act of 2004 and the recently proposed regulations thereunder.
          Specifically, the “harmful activity” provision of each of the plans (other than the Second Director Deferred Compensation Plan) has been revised to provide for the forfeiture of plan benefits in the event of a breach of such provisions. In addition, the KeyCorp Second Excess 401(k) Savings Plan and the KeyCorp Second Excess Cash Balance Pension Plan are amended, effective January 1, 2006, to include a revised definition of plan “compensation”. The KeyCorp Signing Bonus Plan was amended and restated as the KeyCorp Deferred Bonus Plan.
          The amended and restated plans are included as exhibits hereto.
Item 1.02   Termination of a Material Definitive Agreement
          On December 22, 2005, KeyCorp notified its officers that are parties to KeyCorp change of control agreements that the agreements would be terminated as of December 31, 2006, and that new agreements will be reissued to those officers that qualify under new eligibility standards. The Compensation Committee of the Board of Directors made this determination after engaging an independent compensation consultant and reviewing relevant data. The new agreements will be two tiered. Recipients of the first tier of agreements are expected to be direct reports (including Messrs. Bunn, Stevens, and Weeden) to Henry Meyer, KeyCorp’s Chief Executive Officer and selected other KeyCorp officers. Mr. Meyer has a separate employment agreement and on December 31, 2006 the change of control provisions contained in his agreement will be modified in the same manner as the provisions of the tier one change of control agreements. Recipients of the second tier agreements will include other executives determined according to new eligibility standards.
          The tier one agreements are expected to change in only one respect — the definition of earnings in the new agreements will include long term incentive compensation awards at 50%.
          The tier two agreements are expected to have a similar definition of earnings, including long term incentive compensation awards at 50%. The new tier two agreements are also expected to reduce severance pay from the current three times earnings to two times earnings and to reduce the service credit relevant to benefit plans from the current three years to two years.
          The existing change of control agreements and Mr. Meyer’s employment agreement will continue to be in effect until December 31, 2006, and if a transaction that constitutes a change of control under the agreements is pending on December 31, 2006, the existing agreements will remain in place thereafter.
          Several agreements have sunset provisions and are therefore not renewable on a year-to-year basis. These agreements will not be terminated or modified.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)      Exhibits

10.1	The KeyCorp Second Deferred Compensation Plan effective as of January 1, 2005.

10.2	The KeyCorp Automatic Deferral Plan effective as of January 1, 2005.

10.3	The KeyCorp Commissioned Deferred Compensation Plan effective as of January 1, 2005.

10.4	The KeyCorp Deferred Bonus Plan effective as of January 1, 2005.

10.5	The McDonald Financial Group Deferral Plan effective as of January 1, 2005.

10.6	The KeyCorp Second Director Deferred Compensation Plan effective as of January 1, 2005.

10.7	The KeyCorp Second Excess 401(k) Savings Plan effective as of January 1, 2005.

10.8	The KeyCorp Second Excess Cash Balance Pension Plan effective as of January 1, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: December 22, 2005
/s/ Daniel R. Stolzer

	By:	Daniel R. Stolzer
Vice President
and Deputy General Counsel